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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                              October 8, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-GSIF GNMA SERIES 1S                       781328   33-31731   811-2810


DEFINED ASSET FUNDS- IS-193 DAF                               803876   33-49617   811-1777
DEFINED ASSET FUNDS- IS-208 DAF                               803946   33-54331   811-1777

DEFINED ASSET FUNDS-MITF AMT MPS-14                           858777   33-41632   811-1777

DEFINED ASSET FUNDS-MITF ITS-194                              868099   33-48786   811-1777
DEFINED ASSET FUNDS- ITS-213 DAF                              868121   33-49899   811-1777

DEFINED ASSET FUNDS-MITF MSS 9C                               868173   33-41631   811-1777
DEFINED ASSET FUNDS-MITF MSS 9D                               868174   33-41744   811-1777


DEFINED ASSET FUNDS-CIF ITS-39                                883650   33-49310   811-2295


DEFINED ASSET FUNDS-MITF IIS-4                                888417   33-48472   811-1777

DEFINED ASSET FUNDS- MPS-530 DAF                              892749   33-49691   811-1777

DEFINED ASSET FUNDS- MSS-43 DAF                               895630   33-49753   811-1777


DEFINED ASSET FUNDS-BCSS 3 DAF                                903656   33-61155   811-3044


DEFINED ASSET FUNDS- MSS-69 DAF                               910019   33-54451   811-1777

DEFINED ASSET FUNDS- ITS-235 DAF                              910381   33-54255   811-1777
DEFINED ASSET FUNDS- ITS-236 DAF                              910382   33-54449   811-1777

DEFINED ASSET FUNDS-- MSS-93 DAF                              924275   33-59753   811-1777


DEFINED ASSET FUNDS- MPS-571 DAF                              924319   333-0650   811-1777


DEFINED ASSET FUNDS- IGP LONG INTERMEDIATE DAF                936449   33-57547   811-1777


DEFINED ASSET FUNDS- MSS-212 DAF                              947071   333-0610   811-1777

TOTAL:   20 FUNDS

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